EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated March 31, 2005, relating to the financial statements of Diamond Powersports, Inc. in the Post Effective Amendment No. 1 to the Registration Statement on Form SB-2, dated November 23, 2005, and Prospectus, and to the reference to our firm as 'Experts in Accounting.'

Perrella & Associates, P.A.
Pompano Beach, Florida
November 23, 2005